Calculation of Filing Fee Tables
S-8
Western Union CO
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share	Other	1,500,000	$ 8.38	$ 12,570,000.00	0.0001381	$ 1,735.92
2	Equity	Common Stock, $0.01 par value per share	Other	3,000,000	$ 8.38	$ 25,140,000.00	0.0001381	$ 3,471.83
Total Offering Amounts:						$ 37,710,000.00		$ 5,207.75
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,207.75
Offering Note
[1]	(1) This Registration Statement on Form S-8 is filed by The Western Union Company, a Delaware Corporation (the "Registrant"), for the purpose of registering 1,500,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Registrant that may be issued under The Western Union Company 2026 Inducement Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the ''Securities Act''), this Registration Statement shall also cover any additional shares of common stock that may become issuable as a result of stock splits, stock dividends, recapitalization or other similar transactions effected that results in an increase to the number of outstanding shares of Common Stock, as applicable. (2) Amount of Registration Fee estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $8.38 per share, the average of the high and low prices of the Common Stock on May 15, 2026 as reported on the New York Stock Exchange.

[2]	(1) This Registration Statement on Form S-8 is filed by the Registrant, for the purpose of registering 3,000,000 shares of Common Stock, of the Registrant that may be issued under The Western Union Company 2026 Employee Stock Purchase Plan. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of common stock that may become issuable as a result of stock splits, stock dividends, recapitalization or other similar transactions effected that results in an increase to the number of outstanding shares of Common Stock, as applicable. (2) Amount of Registration Fee estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $8.38 per share, the average of the high and low prices of the Common Stock on May 15, 2026 as reported on the New York Stock Exchange.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources